UIL Holdings Corporation
157 Church Street
P.O. Box 1564
New Haven, CT  06506-0901
203.499.2812 Fax:  203.499.3626



NEWS RELEASE
------------

August 6, 2004      Analyst Contact:        Susan Allen            203-499-2409
                    Media Contact:          Anita Steeves          203-499-2901
                    After Hours                                    203-499-2812

UIL HOLDINGS CORPORATION REPORTS STRONG EARNINGS AIDED BY AN IMPROVING ECONOMY
------------------------------------------------------------------------------
AND STRATEGIC ACTIONS
---------------------

         UIL Holdings Corporation (NYSE: UIL) today reported earnings from continuing operations for the second quarter of 2004 of $10.4 million, or $0.72 per share, compared to $5.0 million, or $0.35 per share for the second quarter of 2003. The above amounts exclude both the results of operations, and the gain on the sale of, American Payment Systems (APS), which are reported separately as discontinued operations - UIL completed the sale of APS to CheckFree Corporation (CheckFree) in June 2004. Income from discontinued operations, net of tax, including the gain on the sale of APS, amounted to $48.4 million, or $3.37 per share, in the second quarter of 2004, compared to an after tax loss of $0.7 million, or $0.05 per share in 2003. Net income for the second quarter of 2004, including discontinued operations, was $58.8 million, or $4.09 per share, compared to earnings of $4.3 million, or $0.30 per share for the same period of 2003.

         For the first six months of 2004, UIL reported net income of $16.1 million, or $1.12 per share, from continuing operations, compared to $10.5 million, or $0.74 per share, in the first six months of 2003. Income from discontinued operations, after tax, for the first six months of 2004, including the gain on the sale of APS, was $49.8 million, or $3.47 per share, compared to an after tax loss of $0.9 million, or $0.07 per share, for the same period of 2003. UIL reported net income of $65.9 million, or $4.59 per share, for the first six months of 2004, including discontinued operations, compared to net income of $9.6 million, or $0.67 per share, for the first six months of 2003.

         "Signs of an improving economy and management's positive strategic actions have enabled us to report strong results for the second quarter and first half of 2004. Xcelecom's backlog is up over last year and economic growth resulted in improved earnings at UI," commented Nathaniel D. Woodson, UIL's Chief Executive Officer. "We are confident that the recent settlement agreement allowing the Cross-Sound cable to operate establishes a clear path forward to permanent operation of the cable. Also, our strategy of growing APS into a leader in its industry enabled us to sell APS at a substantial gain, which was recognized in the second quarter".

THE UNITED ILLUMINATING COMPANY (UI)

         Net income for UI, the regulated electric utility subsidiary of UIL, totaled $12.3 million, or $0.85 per share, in the second quarter of 2004, compared to net income of $8.0 million, or $0.56 per share, in the second quarter of 2003. A portion of UI's improved results for the second quarter of 2004 is attributable to a settlement by ISO-NE related to a review of the allocation of New England Power Pool transmission revenues to member companies, of which UI's share represents $0.08 per share. The second quarter of 2004 also included a non-recurring gain of $0.05 per share, due to the resolution, in June of 2004, of tax and other post-closing issues related to UI's sale of Seabrook Station. UI also benefited from the Department of Public Utility Control's
(DPUC) decision rendered on February 18, 2004 allowing partial recovery of increased pension and post-retirement benefits expenses, economic growth and increased kilowatt-hour volume consumption, as compared to the same period of 2003.

         For the first six months of 2004, net income for UI was $21.9 million, or $1.52 per share, compared to net income of $16.5 million, or $1.16 per share, for the same period in 2003, an increase of $0.36 per share. The results for the first six months of 2004 were improved as compared to the same period in 2003 due to the factors which affected the second quarter detailed above, as well as additional factors, including non-recurring gains of $0.10 per share of which $0.03 per share was attributable to the impact of the final decisions issued by the DPUC during the first quarter regarding the disposition of proceeds from UI's investment in its nuclear generating facilities and $0.07 per share was attributable to a change in the accounting estimate for unbilled revenues resulting from the implementation of a new integrated software package which provides a more precise method of calculating unbilled revenue. The improvement was also due in part, to the DPUC's decision effective February 18, 2004 allowing partial recovery of increased pension and post-retirement benefits expenses. These favorable variances were partially offset by higher operating expenses and increases in uncollectible customer accounts over the comparable period in 2003.

         In April 2004, the DPUC reopened the docket related to UI's recovery of increased pension and post-retirement benefits costs, and at the end of June 2004, issued an "interim draft decision" that, if adopted as a final decision, "rescinds" the February 18, 2004 decision, which provided for partial recovery of these expenses. UI's written exceptions to the draft decision assert that the "interim draft decision" could not lawfully be adopted, without change, as the final decision. Specifically, UI believes it is unlawful for such final decision to give effect to any periods prior to June 24, 2004. A final decision was originally anticipated for August 4, 2004 and, as a result, UIL rescheduled issuance of this earnings release in order to report the most current status. Because the DPUC has deferred issuance of the final decision, and UI has filed its written exceptions, UIL is now releasing its earnings. (For further discussion of this issue, please refer to UIL's second quarter Form 10-Q filed with the Securities and Exchange Commission today.)


NON-UTILITY BUSINESSES

         UIL serves as the parent company for several non-utility businesses, including the operating business Xcelecom, Inc. (Xcelecom), and two entities which indirectly support the operations of their respective passive investments, United Bridgeport Energy, Inc. (UBE) and United Capital Investments, Inc. (UCI). UIL completed the sale of its other non-utility, operating business, APS, in June 2004. Results for APS are reported as discontinued operations.

         The non-utility businesses, including unallocated UIL Corporate expenses, reported a loss from continuing operations of $1.9 million, or $0.13 per share, in the second quarter of 2004 compared to a loss from continuing operations of $3.0 million, or $0.21 per share in the same period of 2003 principally due to improved results at Xcelecom. Results from discontinued operations for the second quarter of 2004, including the gain on the sale of APS, amounted to earnings of $48.4 million, or $3.37 per share, compared to a loss of $0.7 million, or $0.05 per share in the second quarter of 2003.

         For the first six months of 2004, the non-utility businesses, including unallocated UIL Corporate costs, reported a loss from continuing operations of $5.8 million, or $0.40 per share, compared to a loss from continuing operations of $6.0 million, or $0.42 per share in the same period of 2003. Results from discontinued operations for the first six months of 2004, including the gain on the sale of APS, amounted to earnings of $49.8 million, or $3.47 per share, compared to a loss of $0.9 million, or $0.07 per share, in the first six months of 2003.

XCELECOM, INC.

         Xcelecom, a subsidiary of UIL engaged in the specialty electrical contracting and voice-data-video systems integration business, reported a net loss of $0.1 million, or $0.01 per share, in the second quarter of 2004, compared to a net loss of $1.0 million, or $0.07 per share, in the second quarter of 2003. The improvement in earnings from the prior year was mainly due to the absence of $0.05 per share of project losses incurred in the prior year. Xcelecom has also seen increases in sales from all regions of the electrical contracting business. These increases were partially offset by lagging performance in the systems integration business.

         Xcelecom's backlog of work to be completed as of June 30, 2004 amounted to $205 million, an increase of $80 million, or 64%, from the same period of 2003. While backlog has grown significantly, Xcelecom continues to experience pressure on gross margin. Additionally, the composition of this backlog is weighted towards larger projects, which have historically produced lower margins than smaller projects.

         Xcelecom reported a loss of $0.7 million, or $0.05 per share, for the first six months of 2004, compared to a loss of $1.3 million, or $0.09 per share, for the same period of 2003. The improvement in earnings from the prior year was mainly due to the absence of $0.08 per share of project losses incurred in the prior year, partially offset by income in the prior year related to the completion of a large contract. The slow economic recovery in the Northeast, as well as soft demand for the computer network systems integration services business, continued to hamper the results for the first six months of 2004 as compared to the same period of 2003, although there have been signs of improving conditions in the second quarter of 2004 as evidenced by the level of backlog attributable to the Northeast.


NON-UTILITY MINORITY INTEREST INVESTMENTS

UNITED BRIDGEPORT ENERGY, INC.

         UBE, a subsidiary of UIL that holds a 33 1/3% ownership interest in Bridgeport Energy, LLC (BE), had a loss of $0.6 million, or $0.04 per share in the second quarter of 2004, compared to a loss of $0.7 million, or $0.04 per share in the same quarter of 2003.

         For the first six months of 2004, UBE had a loss of $2.2 million, or $0.15 per share, compared to a loss of $2.2 million, or $0.15 per share in the first six months of 2003. Lower energy prices and high gas prices continued to negatively impact results for both the second quarter and first half of 2004.

These impacts were offset by lower plant operating expenses, as well as the elimination of interest expenses in 2004 as a result of the restructuring of UIL Holdings' intercompany loan to UBE to 100% equity in January 2004. UIL is actively reviewing with the majority owner and operator of the plant alternatives to improve results of BE.

UNITED CAPITAL INVESTMENTS, INC.

         UCI is a subsidiary of UIL which holds a number of passive and minority investments, including a 25% interest in Cross-Sound Cable, LLC (Cross-Sound), an entity that owns and operates a transmission line connecting Connecticut to Long Island under the Long Island Sound. During the second quarter of 2004, UCI lost $0.3 million, or $0.02 per share, compared to a net loss of $0.1 million, or $0.01 per share, in the second quarter of 2003.

         UCI reported a net loss of $0.4 million, or $0.03 per share, for the first six months of 2004, compared to a net loss of $0.2 million, or $0.02 per share in the same period of 2003.

         The decline in earnings for both the second quarter and first half of 2004 was mainly due to decreased revenues and increased legal fees at Cross-Sound during the second quarter of 2004, resulting from a May 7, 2004 order by the federal Department of Energy terminating the Emergency Order under which the Cross-Sound cable had been operating.

         On June 24, 2004, a settlement agreement, to which Cross-Sound is a party, was executed allowing for immediate commercial operation of the Cross-Sound cable, subject to the satisfaction of certain provisions of the agreement, including 1) Cross-Sound complying with permit conditions as directed by the Connecticut Department of Environmental Protection, 2) various parties to the agreement providing a collective amount of $6.0 million (of which Cross-Sound's share is $2.0 million) to a research and development fund for the Long Island Sound, and 3) Northeast Utilities and the Long Island Power Authority replacing an existing transmission line under the Long Island Sound (which is unrelated to the Cross-Sound cable). The Cross-Sound cable was energized on June 28, 2004 as a result of this settlement agreement.

UIL CORPORATE

         UIL Holdings retains certain costs at the holding company, or "corporate," level which are not allocated to the various non-utility subsidiaries. These costs generally include interest charges, and strategic and other administrative costs. UIL Corporate incurred a net loss of $0.9 million, or $0.06 per share in the second quarter of 2004, compared to a net loss of $1.2 million, or $0.09 per share in the same quarter of 2003. For the first six months of 2003 UIL Corporate incurred a net loss of $2.5 million, or $0.17 per share, compared to a net loss of $2.3 million, or $0.16 per share, in the first six months of 2003. Higher administrative costs for both the quarter and first half of 2004 were partially offset by the realization of deferred tax benefits of $0.03 per share in the second quarter of 2004.

DISCONTINUED OPERATIONS

         On June 22, 2004, UIL completed the sale of APS to CheckFree Corporation (CheckFree), a leading provider of financial electronic commerce services and products, pursuant to the purchase agreement entered into between the parties on December 16, 2003. APS, and its 51% ownership interest in CellCards of Illinois, LLC (CCI) were classified as discontinued operations in the fourth quarter of 2003. On February 13, 2004, CCI was sold to an independent third party for book value, excluding transaction costs.

         The results of discontinued operations for both the second quarter and first six months of 2004 include the gain on the sale of APS. The overall after-tax gain on the sale, net of all transaction costs incurred was $46 million, or $3.21 per share. However, the after-tax effect of the sale, net of transaction costs, for the second quarter and first six months of 2004 was $3.24 per share, and $3.22, respectively, as certain transaction costs were incurred in the fourth quarter of 2003 and the first quarter of 2004. Excluding the gain on the sale, net income from discontinued operations for the second quarter of 2004 was $1.8 million, or $0.13 per share, compared to a net loss of $0.7 million, or $0.05 per share, in the same period of 2003. Net income from discontinued operations for the first six months of 2004, excluding the gain on the sale, was $3.5 million, or $0.25 per share, compared to a loss of $0.9 million, or $0.07 per share, in the first six months of 2003. The improvement was mainly due to APS' increased Stored Value Card and Non-Contracted Bill Payment business and the implementation of cost reduction initiatives in 2004. Also, in accordance with accounting rules, the assets of APS, including the telephony assets ceased being depreciated when it was categorized as "held for sale," which resulted in increased earnings of $1.1 million, or $0.08 per share, and $1.6 million, or $0.11 per share, as compared to the second quarter and first six months of 2003, respectively.

LOOKING FORWARD
---------------
UIL HOLDINGS' CONSOLIDATED EARNINGS ESTIMATES FOR 2004

         UIL Holdings estimates that earnings per share from continuing operations for 2004 will be $2.40-$2.60 per share. These amounts exclude the impact of discontinued operations from the sale of APS. This earnings range estimate is unchanged from the estimate reported in UIL Holdings' Annual Report on Form 10-K. However, the expected results for some of the components may change, primarily due to better than expected performance from UI and worse than expected losses from UBE. The details of each business unit are described below:

         UI's previous earnings estimate was $2.75 - $2.85 per share. Management is awaiting the final decision regarding the reopening of the February 18, 2004 DPUC decision related to pension and post-retirement benefits expenses. The February 18th decision approved recovery of $4.5 million for 2004 through reduced amortization expenses, and increased the sharing mechanism such that 100% of Distribution Division earnings in excess of UI's allowed return on utility common equity of 10.45% would be shared with customers through stranded cost reductions. A final DPUC decision on this issue in the reopened docket could potentially eliminate some or all recovery of these costs going forward. Presently, results are expected to exceed $2.85 per share. Management will continue to monitor and assess the economic growth experienced through the second quarter of 2004 and evaluate the impact of a final DPUC decision in order to update the earnings estimate.

         The previous estimate for UBE was a loss of $0.05 - $0.15 per share in 2004. UBE losses may be greater than previously estimated as UBE continues to be hampered, to an extent greater than anticipated, by high natural gas prices depressing both margins and sales levels at BE. A relatively mild summer will further hamper energy and margin sales for BE. Installed Capacity (ICAP) revenues have been lower than anticipated.

         It is expected that the estimated equity in operating losses at UBE could offset the potential increase in earnings at UI.

         UCI was previously expected to break even in 2004. UCI now expects a small loss, due primarily to the temporary cessation of operations of the Cross-Sound cable from May 9, 2004 through June 28, 2004.

         While Xcelecom has lost $0.05 per share year to date in 2004, its 2004 earnings estimate of $0.05 - $0.15 per share is unchanged from the previous estimate as a substantial number of projects currently in the backlog are expected to begin in the second half of 2004.

         UIL Corporate's estimate of unallocated expenses are $0.25 - $0.35 per share, unchanged from the previous estimate.

         After resolution of the pension issue by the DPUC, receipt of data of the effects of summer weather on UI and UBE, and progress on Xcelecom's backlog, UIL, if necessary, will revise its earnings guidance for those units in the third quarter of 2004.


         UIL Holdings Corporation is the holding company for The United Illuminating Company and several non-utility businesses, including, Xcelecom, Inc., United Capital Investments, Inc. and United Bridgeport Energy, Inc. UI is a New Haven-based regional distribution utility that provides electricity and energy-related services to more than 320,000 customers in municipalities in the Greater New Haven and Greater Bridgeport areas. UIL Holdings World Wide Web address is http://www.uil.com/ and the company is traded on the New York Stock Exchange under the symbol UIL.

Certain statements contained herein, regarding matters that are not historical facts, are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). These include statements regarding management's intentions, plans, beliefs, expectations or forecasts for the future. Such forward-looking statements are based on the Corporation's expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements. Such risks and uncertainties include, but are not limited to, general economic conditions, legislative and regulatory changes, changes in demand for electricity and other products and services, unanticipated weather conditions, changes in accounting principles, policies or guidelines, and other economic, competitive, governmental, and technological factors affecting the operations, markets, products, services and prices of the Corporation's subsidiaries. The foregoing and other factors are discussed and should be reviewed in the Corporation's most recent Annual Report on Form 10-K and other subsequent periodic filings with the Securities and Exchange Commission. Forward-looking statements included herein speak only as of the date hereof and the Corporation undertakes no obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.

The following are summaries of UIL Holdings' unaudited consolidated and segmented financial information for the second quarter and first six months of 2004:

                                       ##

                           UIL HOLDINGS CORPORATION
                        CONSOLIDATED STATEMENT OF INCOME
                      (THOUSANDS EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                   Three Months Ended                   Six Months Ended
                                                               June 30,                            June 30,
                                                                 2004              2003              2004               2003
                                                                 ----              ----              ----               ----
OPERATING REVENUES
  Utility                                                        $ 175,593         $ 156,083          $ 357,436         $ 321,375
  Non-utility businesses                                            85,142            74,538            152,726           143,485
                                                            ---------------    --------------   ----------------   ---------------
       Total Operating Revenues                                    260,735           230,621            510,162           464,860
                                                            ---------------    --------------   ----------------   ---------------
OPERATING EXPENSES
  Operation
     Fuel and energy                                                81,328            62,366            169,266           128,848
     Operation and maintenance                                     131,127           120,013            247,855           231,417
  Depreciation and amortization                                     16,147            21,606             33,637            48,041
  Taxes - other than income taxes                                    9,941             9,941             20,686            20,829
                                                            ---------------    --------------   ----------------   ---------------
       Total Operating Expenses                                    238,543           213,926            471,444           429,135
                                                            ---------------    --------------   ----------------   ---------------
OPERATING INCOME FROM CONTINUING OPERATIONS                         22,192            16,695             38,718            35,725
                                                            ---------------    --------------   ----------------   ---------------

OTHER INCOME AND (DEDUCTIONS), NET                                   1,431               726              2,831               291
                                                            ---------------    --------------   ----------------   ---------------

INTEREST CHARGES, NET
  Interest on long-term debt                                         4,952             6,610             10,062            13,144
  Other interest, net                                                  768               311              1,490               578
                                                            ---------------    --------------   ----------------   ---------------
                                                                     5,720             6,921             11,552            13,722
  Amortization of debt expense and redemption premiums                 377               316                713               625
                                                            ---------------    --------------   ----------------   ---------------
       Total Interest Charges, net                                   6,097             7,237             12,265            14,347
                                                            ---------------    --------------   ----------------   ---------------

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES               17,526            10,184             29,284            21,669

INCOME TAXES                                                         7,160             5,208             13,226            11,175
                                                            ---------------    --------------   ----------------   ---------------

INCOME FROM CONTINUING OPERATIONS                                   10,366             4,976             16,058            10,494
DISCONTINUED OPERATIONS, NET OF TAX                                 48,365              (675)            49,808              (927)
                                                            ---------------    --------------   ----------------   ---------------

NET INCOME                                                        $ 58,731           $ 4,301           $ 65,866           $ 9,567
                                                            ===============    ==============   ================   ===============

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC                 14,359            14,286             14,347            14,283
AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - DILUTED               14,392            14,302             14,386            14,290

EARNINGS PER SHARE OF COMMON STOCK - BASIC:
  CONTINUING OPERATIONS                                             $ 0.72            $ 0.35             $ 1.12            $ 0.74
  DISCONTINUED OPERATIONS                                           $ 3.37           $ (0.05)            $ 3.47           $ (0.07)
                                                            ---------------    --------------   ----------------   ---------------
  NET EARNINGS                                                      $ 4.09            $ 0.30             $ 4.59            $ 0.67
                                                            ===============    ==============   ================   ===============

EARNINGS PER SHARE OF COMMON STOCK - DILUTED:
  CONTINUING OPERATIONS                                             $ 0.72            $ 0.35             $ 1.12            $ 0.74
  DISCONTINUED OPERATIONS                                           $ 3.36           $ (0.05)            $ 3.46           $ (0.07)
                                                            ---------------    --------------   ----------------   ---------------
  NET EARNINGS                                                      $ 4.08            $ 0.30             $ 4.58            $ 0.67
                                                            ===============    ==============   ================   ===============


CASH DIVIDENDS DECLARED PER SHARE OF COMMON STOCK                   $ 0.72            $ 0.72             $ 1.44            $ 1.44
                                                            ===============    ==============   ================   ===============


                             UIL HOLDINGS CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                  (Unaudited)



                                                                                       June 30,           December 31,
     (thousands of dollars)                                                              2004                   2003
     -----------------------------------------------------------------------------------------------------------------------
     ASSETS
        Current assets                                                                     $ 305,556              $ 229,732
        Current assets of discontinued operations held for sale                                    -                103,697
        Property, plant and equipment, net                                                   546,889                548,794
        Regulatory assets                                                                    724,767                736,808
        Other long-term assets                                                               259,959                261,205
        Long-term assets of discontinued operations held for sale                                  -                 17,930
                                                                                   ------------------     ------------------
                     Total Assets                                                        $ 1,837,171            $ 1,898,166
                                                                                   ------------------     ------------------



     LIABILITIES AND CAPITALIZATION
        Current liabilities                                                                $ 209,552              $ 217,361
        Current liabilities of discontinued operations held for sale                               -                 94,367
        Noncurrent liabilities                                                               169,097                171,455
        Noncurrent liabilities of discontinued operations held for sale                            -                    921
        Deferred income taxes                                                                347,852                345,676
        Regulatory liabilities                                                                79,141                 80,152
                                                                                   ------------------     ------------------
                     Total Liabilities                                                       805,642                909,932

        Net long-term debt                                                                   491,174                495,460
        Net common stock equity                                                              540,355                492,774
                                                                                   ------------------     ------------------
                     Total Capitalization                                                  1,031,529                988,234

                                                                                   ------------------     ------------------
                     Total Liabilities and Capitalization                                $ 1,837,171            $ 1,898,166
                                                                                   ------------------     ------------------


                            UIL HOLDINGS CORPORATION
                      SEGMENTED CONSOLIDATED INCOME STATEMENT

                                                                   QUARTER ENDED                         YEAR TO DATE
                                                                     JUNE 30,                              JUNE 30,
(In Millions - Unaudited)                                     2004              2003                  2004              2003
-------------------------                                     ----              ----                  ----              ----
Operating Revenue
UI from operations                                           $175.6            $156.1                $357.4            $321.4
Xcelecom                                                       85.1              74.6                 152.7             143.5
Minority Interest Investment and Other                          0.1              (0.1)                  0.1              (0.1)
                                                               ----              -----                 ----              -----
  TOTAL                                                      $260.8            $230.6                $510.2            $464.8
                                                             =======           =======               =======           ======

FUEL AND ENERGY EXPENSE - UI                                  $81.4             $62.3                $169.3            $128.8
                                                              ======            ======               =======           ======

OPERATION AND MAINTENANCE EXPENSE
UI                                                            $46.2             $44.3                 $94.6             $87.3
Xcelecom                                                       83.8              74.6                 150.7             142.3
Minority Interest Investment and Other                          1.1               1.0                   2.5               1.7
                                                               ----              ----                  ----              ----
  TOTAL                                                      $131.1            $119.9                $247.8            $231.3
                                                             =======           =======               =======           ======

DEPRECIATION AND AMORTIZATION
UI                                                             $7.3              $6.8                 $14.8             $13.8
Xcelecom                                                        0.8               0.8                   1.7               1.7
                                                               ----              ----                  ----              ----
  Subtotal depreciation                                         8.1               7.6                  16.5              15.5
Amortization of regulatory assets (UI)                          7.7              13.7                  16.5              31.9
Amortization Xcelecom                                           0.3               0.4                   0.6               0.7
                                                               ----              ----                  ----              ----
  TOTAL DEPRECIATION AND AMORTIZATION                         $16.1             $21.7                 $33.6             $48.1
                                                              ======            ======                ======            ======

TAXES - OTHER THAN INCOME TAXES
UI - State gross earnings tax                                  $6.2              $6.1                 $12.2             $12.5
UI - other                                                      3.4               3.4                   7.4               7.3
Xcelecom                                                        0.4               0.4                   1.1               1.0
                                                                ----              ----                  ----              ----
  TOTAL                                                       $10.0              $9.9                 $20.7             $20.8
                                                              ======             =====                ======            ======

OTHER INCOME (DEDUCTIONS)
UI - other                                                     $2.4              $1.3                  $6.1              $3.0
Xcelecom                                                        0.2               0.2                   0.5               0.4
Minority Interest Investment and Other                         (1.2)             (0.8)                 (3.8)             (3.1)
                                                               -----             -----                 -----             -----
  TOTAL                                                        $1.4              $0.7                  $2.8              $0.3
                                                               =====             =====                 =====             =====

EARNINGS BEFORE INTEREST AND TAXES (EBIT)
UI                                                            $25.8             $20.8                 $48.7             $42.8
Xcelecom                                                        0.0              (1.4)                 (0.9)             (1.8)
Minority Interest Investment and Other                         (2.3)             (1.9)                 (6.3)             (4.8)
                                                               -----             -----                 -----             -----
  TOTAL EBIT FROM CONTINUING OPERATIONS                        23.5              17.5                  41.5              36.2
Discontinued Operations                                        81.3              (1.1)                 83.6              (1.5)
                                                               -----             -----                 -----             -----
  TOTAL EBIT                                                 $104.8             $16.4                $125.1             $34.7
                                                             =======            ======               =======            ======

INTEREST CHARGES
UI                                                             $3.8              $5.3                  $7.9             $10.5
UI - Amortization: debt expense, redemption premiums            0.4               0.3                   0.7               0.6
Xcelecom                                                        0.2               0.2                   0.3               0.3
Minority Interest Investment and Other                          1.6               1.5                   3.3               3.0
                                                                ----              ----                  ----              ----
  TOTAL                                                        $6.0              $7.3                 $12.2             $14.4
                                                               =====             =====                ======            ======

INCOME TAXES
UI                                                             $9.3              $7.2                 $18.2             $15.2
Xcelecom                                                       (0.1)             (0.6)                 (0.5)             (0.8)
Minority Interest Investment and Other                         (2.1)             (1.3)                 (4.5)             (3.1)
                                                               -----             -----                 -----             -----
  TOTAL                                                        $7.1              $5.3                 $13.2             $11.3
                                                               =====             =====                ======            ======

NET INCOME
UI                                                            $12.3              $8.0                 $21.9             $16.5
Xcelecom                                                       (0.1)             (1.0)                 (0.7)             (1.3)
Minority Interest Investment and Other                         (1.8)             (2.0)                 (5.1)             (4.7)
                                                               -----             -----                 -----             -----
  SUBTOTAL NET INCOME FROM CONTINUING OPERATIONS               10.4               5.0                  16.1              10.5
Discontinued Operations                                        48.4              (0.7)                 49.8              (0.9)
                                                               -----             -----                 -----             -----
  TOTAL NET INCOME                                            $58.8              $4.3                 $65.9              $9.6
                                                              ======             =====                ======             =====




                   BUSINESS SEGMENT SUMMARY INFORMATION
                  (In Millions, except per share amounts)


                                                              UIL HOLDINGS CORPORATION
-------------------------------------------------------------------------------------------------------------------
                                                 QUARTER ENDED   QUARTER ENDED    YEAR TO DATE     YEAR TO DATE
                                                 JUN. 30, 2004   JUN. 30, 2003    JUN. 30, 2004    JUN. 30, 2003
                                                 -------------   -------------    -------------    -------------
Earnings Before Interest and Taxes (EBIT)            $ 104.8         $ 16.4          $ 125.1           $ 34.7

Income from Continuing Operations, net of tax         $ 10.4          $ 5.0           $ 16.1           $ 10.5

Net Income                                            $ 58.8          $ 4.3           $ 65.9            $ 9.6

Earnings per Share - basic                            $ 4.09         $ 0.30           $ 4.59           $ 0.67


                                                             THE UNITED ILLUMINATING COMPANY
-------------------------------------------------------------------------------------------------------------------
                                                 QUARTER ENDED   QUARTER ENDED    YEAR TO DATE     YEAR TO DATE
                                                 JUN. 30, 2004   JUN. 30, 2003    JUN. 30, 2004    JUN. 30, 2003
                                                 -------------   -------------    -------------    -------------
Earnings Before Interest and Taxes (EBIT)             $ 25.8         $ 20.8           $ 48.7           $ 42.8

Net Income                                            $ 12.3          $ 8.0           $ 21.9           $ 16.5

Earnings per Share - basic                            $ 0.85         $ 0.56           $ 1.52           $ 1.16


                                                              NON-UTILITY BUSINESSES
-------------------------------------------------------------------------------------------------------------------
                                                 QUARTER ENDED   QUARTER ENDED    YEAR TO DATE     YEAR TO DATE
                    XCELECOM                     JUN. 30, 2004   JUN. 30, 2003    JUN. 30, 2004    JUN. 30, 2003
                    --------                     -------------   -------------    -------------    -------------
Earnings Before Interest and Taxes (EBIT)                $ -         $ (1.4)          $ (0.9)          $ (1.8)

Net Income                                            $ (0.1)        $ (1.0)          $ (0.7)          $ (1.3)

Earnings per Share - basic                           $ (0.01)       $ (0.07)         $ (0.05)         $ (0.09)


                                                              MINORITY INTEREST INVESTMENT
                                                                       AND OTHER
-------------------------------------------------------------------------------------------------------------------
Earnings Before Interest and Taxes (EBIT)             $ (2.3)        $ (1.9)          $ (6.3)          $ (4.8)

Net Income                                            $ (1.8)        $ (2.0)          $ (5.1)          $ (4.7)

Earnings per Share - basic                           $ (0.12)       $ (0.14)         $ (0.35)         $ (0.33)


                                                              DISCONTINUED OPERATIONS
-------------------------------------------------------------------------------------------------------------------
Earnings Before Interest and Taxes (EBIT)             $ 81.3         $ (1.1)          $ 83.6           $ (1.5)

Net Income                                            $ 48.4         $ (0.7)          $ 49.8           $ (0.9)

Earnings per Share - basic                            $ 3.37        $ (0.05)          $ 3.47          $ (0.07)

                                                              TOTAL NON-UTILITY BUSINESSES
-------------------------------------------------------------------------------------------------------------------
Earnings Before Interest and Taxes (EBIT)             $ 79.0         $ (4.4)          $ 76.4           $ (8.1)

Net Income                                            $ 46.5         $ (3.7)          $ 44.0           $ (6.9)

Earnings per Share - basic                            $ 3.24        $ (0.26)          $ 3.07          $ (0.49)
